Exhibit 99.3


ALPHA CONTACT:                                               CONEXANT CONTACTS:
Paul Vincent                                                 Editorial
Chief Financial Officer                                      Gwen Carlson
(781) 935-5150, ext. 4438                                    (949) 483-7363

                                                             Investor Relations
                                                             Thomas Schiller
                                                             (949) 483-2698


           ALPHA AND CONEXANT'S WIRELESS BUSINESS MERGE TO CREATE THE
            PURE-PLAY LEADER IN MOBILE COMMUNICATIONS SEMICONDUCTORS

        New Company Uniquely Positioned to Drive the Evolution of RF and
             Complete System Solutions For 2.5G and 3G Applications

WOBURN, Mass., and NEWPORT BEACH, Calif., Dec. 17, 2001 - Alpha Industries, Inc., (Nasdaq: AHAA) and Conexant Systems, Inc., (Nasdaq: CNXT) today announced the signing of a definitive agreement that will combine Conexant's wireless business with Alpha to create the pure-play world leader in radio frequency (RF) and complete semiconductor system solutions for mobile communications applications.

            Combining the wireless technology and product portfolios of the two companies will uniquely position the new entity to drive the evolution of RF integration for all major air interfaces, including CDMA and GSM, and complete semiconductor and software solutions for advanced 2.5G and 3G applications.

            David Aldrich, Alpha president and chief executive officer, will be chief executive officer of the new company and Dwight W. Decker, Conexant chairman and chief executive officer, will serve as chairman of the board of directors. Alpha and Conexant will have equal representation on the board of directors of the new company.

            The new company would have approximately 140 million fully diluted shares outstanding, with current Alpha shareholders owning approximately 33 percent and current Conexant shareholders owning approximately 67 percent of the combined company's shares on a fully diluted basis. The combined company would be valued at approximately $3 billion, based on Alpha's December 14 closing price of $21.20 per share.

            Under the terms of the agreement, Conexant will spin-off its wireless business, including its GaAs wafer fabrication facility located in Newbury Park, Calif., to be followed immediately by a merger of this business with Alpha. Upon completion of the merger, the new company will purchase Conexant's semiconductor assembly, module manufacturing and test facility, located in Mexicali, Mexico, for $150 million in cash.

            The merged company will have executive offices in Woburn, Mass. and Newport Beach, Calif., and will employ approximately 4,000 people worldwide. It will operate under a new name and stock ticker symbol that will be announced within the next few months.

            "Success in today's wireless semiconductor industry increasingly demands a comprehensive portfolio of technology and products," said David Aldrich. "This merger of two highly complementary wireless businesses will create the world's pure-play leader in mobile communications semiconductors, with the industry's broadest technology capability and most complete product offering.

            "For RF systems, this portfolio will include combination switch and filter products, multi-chip power-amplifier modules, and highly integrated transmit-and-receive devices for all major air-interface standards," Aldrich continued. "For complete handset systems, the combined company will deliver the world's most comprehensive 2.5G GSM/GPRS solution, including the complete radio as well as all baseband processing, protocol stack and user interface software, plus complete reference designs and development platforms. For infrastructure applications, we are excited about the opportunity to leverage Conexant's integrated RF product and technology capabilities across Alpha's existing strong channel relationships and broad customer engagements."

            "Conexant has viewed wireless communications as a core investment, and over the past five years this business has grown from approximately $50 million in annual revenues to more than $250 million this year," said Dwight Decker. "With Alpha's proven track record of product execution and operational excellence, we strongly believe this merger will create a company that is capable of even greater long-term success.

            "Together, the merger partners sell to virtually every key wireless OEM, including the world's top 10 handset manufacturers," Decker continued. "In fact, as a result of the merger, the new company's top four handset customers will consist of Nokia, Motorola, Sony/Ericsson and Samsung, the world's largest handset OEMs, and the company's top four infrastructure customers will be Ericsson, Motorola, Nokia and Nortel, the world's largest infrastructure OEMs.

            The new company will have an expanded GaAs wafer manufacturing capability, including both PHEMT and InGaP HBT, for RF switch and power-amplifier applications. In addition, the company will have long-term assured access to Conexant's advanced SiGe and BiCMOS wafer manufacturing for integrated RF applications. The company will also own a high-volume, low-cost RF module assembly and test facility that has manufactured nearly 150 million power-amplifier modules to date.

            "The new company will have access to all critical RF specialty process technologies, and will be unique in its capabilities for both PHEMT and HBT manufacturing," said David Aldrich. "Also, the addition of Conexant's industry-leading module manufacturing and test facility will bring significant economies of scale to the combined company."

            The boards of directors of both companies have approved the definitive agreement. Under the terms of the transaction, Alpha shareholders will receive one share and Conexant shareowners will receive
0.342 of a share in the new company. The transaction is subject to customary regulatory approvals, receipt of a ruling by the IRS that the Conexant wireless business spin-off qualifies as tax-free, and an Alpha shareholder vote to approve the merger. The transaction is expected to be completed in the second quarter of calendar 2002.

NOTE TO EDITORS, ANALYSTS AND INVESTORS

            Alpha and Conexant will be holding a conference call to discuss the merger agreement. The call will take place on Monday, Dec. 17, 2001 at 6:00 a.m. PST, 9 a.m. EST. To listen to the conference call via telephone, please call 800-680-9685 (domestic) or 334-323-7242 (international), security code: USA. To listen via the Internet, please visit www.alphaind.com, www.conexant.com, or www.ccbn.com. Playback of the conference call will begin at 9:00 a.m. PST on Monday, Dec. 17, and end at 5:00 p.m. PST on Friday, Dec. 21. The replay will be available on Alpha's web site at www.alphaind.com, or at Conexant's web site at www.conexant.com, or by calling 800-858-5309 (domestic) or 334-323-9869 (international), access code: 40313, pass code 16809.

SECURITY LEGEND

            Alpha Industries intends to file a registration statement with the Securities and Exchange Commission in connection with the transaction, and to mail a proxy statement/prospectus and other relevant documents to Alpha shareholders. Investors are urged to read the proxy statement/prospectus and other relevant documents when they become available, because they will contain important information about Conexant, Alpha and the proposed transaction. Shareholders will be able to obtain the documents filed with the Commission free of charge at the Web site maintained by the Commission at www.sec.gov. In addition, shareholders may obtain documents filed with the Commission by Alpha free of charge by requesting them in writing from Alpha Industries, Inc., 20 Sylvan Road, P.O. Box 1044, Woburn, MA 01801, Attention: Investor Relations, or by telephone at (781) 935-5150, ext. 5.

            Alpha Industries, Inc. and its directors and executive officers may be deemed participants in the solicitation of proxies from Alpha Industries shareholders. A list of the names of those directors and officers and descriptions of their interests in Alpha Industries will be contained in Alpha Industries proxy statement/prospectus when it becomes available.

ABOUT ALPHA

         Alpha Industries is a leading provider of RF integrated circuit-based solutions, including semiconductors and ceramic components, for the wireless and broadband communications markets. Alpha's switches, power amplifiers and discrete semiconductors are used by the world's leading broadband, infrastructure and wireless communications companies to enhance the speed, quality and performance of voice, data and video. The company's Alpha Integration Platform(TM) (aiIP(TM)) is a breakthrough manufacturing, packaging and design technique that reduces design complexity and improves the OEM's overall time to market for new products. For more information, please visit Alpha's Web site, www.alphaind.com.

ABOUT CONEXANT

            Conexant Systems, Inc. is a worldwide leader in semiconductor system solutions for communications applications. Conexant leverages its expertise in mixed-signal processing to deliver integrated systems and semiconductor products through two separate businesses: Conexant and Mindspeed Technologies.

            Conexant's personal networking business is focused on wireless communications, digital infotainment and personal computing products that are used in mobile communications and the broadband digital home. Mindspeed Technologies designs, develops and sells a complete portfolio of semiconductor networking solutions that facilitate the aggregation, transmission and switching of data, video and voice from the edge of the Internet to linked metropolitan area networks and long-haul networks.

            Conexant, headquartered in Newport Beach, Calif., delivered revenues of $1.1 billion for fiscal 2001, and has approximately 6,900 employees worldwide. The company is a member of the S&P 500 and Nasdaq-100 indices. To learn more, visit us at www.conexant.com or www.mindspeed.com.

SAFE HARBOR STATEMENT

This press release contains statements relating to future results of Conexant Systems, Inc. and Alpha Industries, Inc. (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For Conexant, these risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful planned disposition of certain assets; the successful separation of Conexant's Internet infrastructure and personal networking businesses; the successful merger of Conexant's wireless business with Alpha; the ability to attract and retain qualified personnel; labor relations of Conexant, its customers and suppliers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to the security and safety risks of Conexant's employees and of Conexant facilities and those risks and uncertainties detailed from time to time in Conexant's Securities and Exchange Commission filings. For Alpha, factors include, but are not limited to: the successful merger of Alpha with Conexant's wireless business, the cancellation or postponement of customer orders, the ability to provide advantageous cycle times and a range of product offerings, inability to predict customer orders, the disproportionate impact of Alpha's business relationships with its larger customers, difficulty manufacturing products in sufficient quantity and quality, erosion of selling prices or margins, modification of Alpha's plans or intentions, and market developments, competitive pressures and changes in economic conditions that vary from Alpha's expectations. Additional information on these and other factors that may cause actual results and Alpha's performance to differ materially is included in the Alpha's periodic reports filed with the SEC, including but not limited to Alpha's Form 10-K for the year ended April 1, 2001 and subsequent Forms 10-Q. Copies may be obtained by contacting Alpha or the SEC. Alpha cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Alpha does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in Alpha's expectations or any change in events, conditions or circumstance on which any such statement is based. These forward-looking statements are made only as of the date hereof, and the companies undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Conexant and Mindspeed are trademarks of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.





GLOSSARY OF TERMS
-----------------

BiCMOS (bipolar complementary metal oxide semiconductor) -- a type of integrated circuit that uses both bipolar and CMOS technologies to create transistors that can handle higher current than CMOS-only transistors.

CDMA (Code Division Multiple Access) -- a digital spread-spectrum modulation technology for radio links, used primarily with personal communications devices such as mobile phones.

GaAs (gallium arsenide) -- an alloy of gallium and arsenic that is used as the base material for compound (multi-element) semiconductors. It is several times faster than silicon and is used in high-frequency, high-speed, low-power applications such as cell phones, and is particularly effective for manufacturing the RF front-ends of cellular/PCS handsets, the part that broadcasts and detects the signal.

GSM (Global System for Mobile Communications) -- a set of standards for digital transmission techniques that have been widely adopted in Europe for mobile communications and supported in North America for Personal
Communications Service (PCS).

GPRS (General Packet Radio Service) is a wireless service for digital cellular networks. It provides efficient, low-cost, end-to-end access to Internet network services. GPRS uses a packet-mode technique to transfer high-speed and low-speed data and signaling in an efficient manner over GSM radio networks.

HBT (heterojunction bipolar transistor) -- a very high-performance transistor structure that offers higher RF power gain per stage and does not require a negative power supply, making it ideal for wireless applications.

InGaP (indium gallium phosphide) HBT -- a semiconductor used to form the emitter region of a gallium arsenide heterojunction bipolar transistor.

PHEMT (pseudomorphic high electron mobility transistor) -- a type of compound semiconductor that features high electron mobility and low-noise characteristics, making it suitable for high-speed devices.

SiGe (silicon germanium) -- a semiconductor material made from silicon and germanium that is compatible with standard semiconductor fabrication processes, and that enables transistors to switch faster and yield higher performance than all-silicon transistors, and can be built on the same chip with silicon transistors to create high-frequency circuits.

Transistor -- a device used to amplify a signal or open and close a circuit. The transistor contains a semiconductor material that can change its electrical state when pulsed.